                                                                   EXHIBIT 10.37
BANK ONE, BOULDER, N.A.

                            BUSINESS LOAN AGREEMENT

Borrower: SCIENTIFIC SOFTWARE - INTERCOMP, INC.     Lender:  ONE, BOULDER, N.A.
          A COLORADO CORPORATION                             PO Box 59
          1801 CALIFORNIA STREET, SUITE 295                  1800 BROADWAY
          Denver, CO 80202-2699                              BOULDER, CO 80306

--------------------------------------------------------------------------------

THIS BUSINESS LOAN AGREEMENT between SCIENTIFIC SOFTWARE-INTERCOMP, INC., A COLORADO CORPORATION ("Borrower") and BANK ONE, BOULDER, N.A. ("Lender") is made and executed on the following terms and conditions. Borrower has applied to Lender for a commercial loan or loans and other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. All such loans and financial accommodations, together with all future loans and financial accommodations from Lender to Borrower, are referred to in this Agreement individually as the "Loan" and collectively as the "Loans." Borrower understands and agrees that: (a) In granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in this Agreement, (b) the granting, renewing, or extending of an Loan by Leader at all times shall be subject to Lender's sole judgment and discretion; and (c) all such Loans shall be and shall remain subject to the following terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of September 20, 1994 and shall continue thereafter until all indebtedness of Borrower to Lender has been performed in full and the parties terminate this Agreement in writing.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All reference to dollar amounts shall mean amounts in lawful money of the United States of America.

         Agreement. The word "Agreement" means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

         Account. The word "Account" means a trade account, account receivable, or other right to payment for goods or services rendered owing to borrower(or to a third party grantor acceptable to Lender).

         Account Debtor. The words "Account Debtor" mean the person or entity obligated upon an Account.

         Adjusted Net Income. The words "Adjusted Net Income" mean net income after taxes plus depreciation, amortization, lease expense, and interest expense.

         Advance. The word "Advance" means a disbursement of Loan funds under this Agreement.

         Borrower. The word "Borrower" means SCIENTIFIC SOFTWARE-INTERCOMP, INC., A COLORADO CORPORATION. The word "Borrower" also includes, as applicable, all subsidiaries and affiliates of Borrower as provided below in the paragraph titled "Subsidiaries and "Affiliates".

         Borrowing Base. The words "Borrowing Base" mean, as determined by Lender from time to time, the lesser of:

         (1) $1,500,000.00 or 85% of Borrower's eligible domestic accounts receivable as calculated on a monthly Borrowing Base certificate in the form attached as Exhibit "A" delivered to Lender within 30 days after month end.

         (2) The lesser of $5,000,000.00 or the value of the Export-Import Bank of the U.S. Guaranty or 90% of Borrower's eligible export accounts receivable (i.e., not more than ninety (90) days after the customer's acceptance nor more than 150 days after invoice or shipment, whichever occurs earlier), as calculated in a monthly Borrowing Base Certificate in the form attached as Exhibit "A" delivered to Lender within 30 days after month end.

         CERCLA. The word "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

         Cash Flow. The words "Cash Flow" mean net income after taxes, and exclusive of extraordinary gains and income, plus depreciation and amortization, less any amounts of R&D capitalized on the balance sheet.

         Collateral. The word "Collateral" means and includes without limitation all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

         Debt. The word "Debt" means all of Borrowers liabilities.

         Eligible Accounts. The words "Eligible Domestic Accounts" mean, at any time, only those insured by credit insurance acceptable to bank. The words "Eligible Foreign Accounts" mean, at any time, only those accounts which are insured by export credit insurance acceptable to Lender, backed by letters of credit or from sales funded by the Export-Import Bank of the U.S. or the World Bank. The net amount of any Eligible Account against which Borrower may borrow shall exclude all returns, discounts, credits, and offsets of any nature. Unless otherwise agreed to by Lender in writing, Eligible Accounts do not include:

         (a) Accounts with respect to which the Account Debtor is an officer, an employee or agent of Borrower.

         (b) Accounts with respect to which the Account Debtor is a subsidiary of, or affiliated with or related to Borrower or its shareholders, officers, or directors.

         (c) Accounts with respect to which goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional.

         (d) Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower.

         (e) Accounts which are subject to dispute, counterclaim, or setoff.

         (f) Accounts with respect to which the goods have not been shipped or delivered, or the services have not been rendered, to the Account Debtor, except for fees for maintenance services, and except for partially completed milestone performance contracts.

         (g) Accounts of any Account debtor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency, or debtor-in-relief acts; or who has had appointed a trustee, custodian, or received for the assets of such Account Debtor; or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due.

         (h) Accounts with respect to which the Account Debtor is the United States Government or any department or agency of the United States.

         ERISA. The word "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         EVENT OF DEFAULT. The words "Event of Default" mean and include any of the Events of Default set forth below in the section titled "EVENTS OF DEFAULT."

         FIXED CHARGES. The words "Fixed Charges" mean interest expense plus lease expense, current maturities of long-term debt and current maturities of capital leases.

         GRANTOR. The word "Grantor" means and includes each and all the persons or entities granting a Security interest in any Collateral for the Indebtedness, including without limitation all Borrowers granting such a Security Interest.

         GUARANTOR. The word "Guarantor" means and includes without limitation, each and all of the guarantors, sureties, and accommodation parties in connection with any indebtedness.

         INDEBTEDNESS. The word "Indebtedness" means and includes without limitation all Loans, together with all other obligations, debts and liabilities of Borrower to Lender, or any one or more of them, as well as all claims by Lender against Borrower, or any one or more of them; whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may be obligated as a guarantor, surety, or otherwise; whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations; and whether such Indebtedness may be or hereafter may become otherwise unenforceable.

         LENDER. The word "Lender" means BANK ONE, BOULDER, N.A., its successors and assigns.

         LIQUID ASSETS. The words "Liquid Assets" mean Borrower's cash on hand, plus government obligations with maturities less than 365 days, plus Borrower's receivables.

         LOAN. The word "Loan" or "Loans" means and includes any and all commercial loans and financial accommodations from Lender to Borrower, whether now or hereafter existing, and however evidenced, including without limitation:
(1) a $1,500,000.00 revolving Line of Credit to finance working capital needs related to domestic sales and issue standby letters of credit, at an interest rate of Bank One, Boulder, N.A. Prime Rate plus 1.50% and (2) a $5,000,000.00 export revolving Line of Credit to finance international related working capital needs and issue U.S. Dollar and foreign currency standby letters of credit to support international sales, at an interest rate of Bank One, Boulder, N.A. Prime Rate.

         NOTE. The word "Note" means Borrower's and any cosigners' promissory note or notes, if any, evidencing Borrower's Loan obligations in favor of Lender, as well as any substitute, replacement or refinancing note or notes therefor.

         RELATED DOCUMENTS. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

         SECURITY AGREEMENT. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security interest.

         SECURITY INTEREST. The words "Security Interest" mean and include without limitation any type of collateral security, whether in the form of a lien charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

         SARA. The word "SARA" means the Superfund Amendments and
Reauthorization Act of 1986 as now or hereafter amended.

         TANGIBLE NET WORTH. The words "Tangible Net Worth" mean Borrower's total assets excluding all intangible assets (i.e., goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible items, but including leaseholds and leasehold improvements) less total Debt.

         WORKING CAPITAL. The words "Working Capital" mean Borrower's current assets, excluding prepaid expenses, less Borrower's current liabilities.

LINE OF CREDIT. Lender agrees to make advances to Borrower and issue standby letters of credit on Borrower's behalf from time to time from the date of this Agreement to the maturity date of any line of credit, provided the aggregate amount of such Advances or issued standby letters of credit outstanding at any time does not exceed the Borrowing Base. For Borrowing Base purposes, standby letters of credit denominated in foreign currencies will be marked up by 20% to cover currency fluctuations unless hedged with a forward option currency contract. Any letters of credit prior to the date of shipment of the Items covered by the subject letter of credit are excluded from the borrowing availability. Disbursements shall not be made to finance the cost of manufacturing or selling of those Items which are to be sold on terms other than those set forth in Item (7) the Transaction Attachment (Exhibit B). Disbursements shall not be made (a) except for the purpose of enabling the Borrower to finance the cost of manufacturing or selling the Items, and (b) after the Availability Date set forth in item (10) of the Transaction Attachment. Within the foregoing limits, Borrower may borrow, partially or wholly prepay, and reborrow under this Agreement as follows.

         CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's obligation to make any Advance to or for the account of Borrower and to issue standby letters of credit under this Agreement is subject to the following conditions precedent, with all documents, instruments, opinions, reports, and other items required under this Agreement to be in form and substance satisfactory to Lender:

         (a) Lender shall have received evidence that this Agreement and all Related Documents have been duly authorized, executed, and delivered by Borrower to Lender.

         (b) Lender shall have received such documents, and, if an Event of Default has occurred, such opinion of counsel or supplemental opinion as Lender may request.

         (c) The security interests in the Collateral shall have been duly authorized, created, and perfected with first lien priority and shall be in full force and effect.

         (d) All guaranties required by Lender for the Lines of Credit shall
         have   been executed by each Guarantor, delivered to Lender, and be in full force and effect.

         (e) Lender shall have received a 100% guarantee acceptable to Lender from the Export-Import Bank of the U.S. for Lender's export revolving line of credit to Borrower. The lack of this guarantee would also preclude Lender from extending the domestic revolving line of credit (Facility #1).

         (f) Lender, at its option and for its sole benefit, shall have conducted an audit of Borrower's Accounts, Inventory, books, records, and operations, and Lender shall be satisfied as to their condition.

         (g) Borrower shall have paid or will pay to Lender all fees, costs and expenses specified in this Agreement and the Related Documents as are then due and payable. Lender will not impose any charge on Borrower in connection with this Loan Agreement and the Note(s) other than reasonable fees charged by the Lender in accordance with normal commercial lending practices.

         (h) There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement.

         MAKING LOAN ADVANCES. Advances under the credit facility, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by authorized persons. Lender may, but need not, require that all oral requests be confirmed in writing. Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of Borrower (a) when credited to any deposit account of Borrower maintained with Lender or (b) when advanced in accordance with the instructions of an authorized person. Lender, at its option, may set a cutoff time, after which all requests for Advances will be treated as having been requested on the next succeeding Business Day.

         MANDATORY LOAN REPAYMENTS/ADDITIONAL COLLATERAL. If at any time the aggregate principal amount of the outstanding Advances plus issued standby letters of credit shall exceed the applicable Borrowing Base, Borrower, immediately upon written or oral notice from Lender shall either (a) pay to Lender an amount equal to the difference between the outstanding principal balance of the Advances plus issued letters of credit and the Borrowing Base or (b) furnish additional security to Lender, in form and amount satisfactory to Lender and the Export-Import Bank of the U.S.

         LOAN ACCOUNT. Lender shall maintain on its books a record of account in which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate with the credit facility. Lender shall provide Borrower with periodic statements of Borrower's accounts, which statements will be considered to be correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary with thirty (30) days after Borrower's receipt of any such statement which Borrower deems to be incorrect.

REPAYMENT TERM. Provided that the Borrower and any and all Guarantors are not in default as to the payment of either principal or interest on the Loan, after all amounts under the Loan Agreement and the Note have been disbursed, all such amounts shall be due and payable on the Business Day which occurs no later than the earlier of: (1) the date of the Lender's receipt of all amounts deposited into the Lender's Account in accordance with the paragraph titled "Lender's Account" below; or (2) 180 calendar days from the Availability Date.

OPERATING ACCOUNT. Borrower shall utilize a regular operating account. Proceeds from export sales generated by the United Kingdom and Canadian subsidiaries of Borrower shall be deposited into an operating account set up by the Lender in each country and the funds from these accounts shall be remitted to Lender in the United States on a monthly basis.

COLLATERAL. To secure payment of the Lines of Credit and performance of all other Loans, obligations and duties owed by Borrower to lender, Borrower (and others, if required) shall grant to Lender Security Interests in such property and assets as Lender may require (the "Collateral"), including without limitation Borrower's present and future Accounts, contract rights, general intangibles, proprietary software, equipment, inventory and assignment of credit insurance and letter of credit proceeds. Lender's Security Interests in the Collateral shall be continuing liens and shall include the proceeds and products of the Collateral, including without limitation the proceeds of any insurance. With respect to the Collateral, Borrower agrees and represents and warrants to Lender:

        PERFECTION OF SECURITY INTEREST. Borrower agrees to execute such financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender's Security Interests in the Collateral. Upon request of Lender, Borrower will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Borrower will note Lender's interest upon any all chattel paper if not delivered to Lender for possession by Lender. Contemporaneous with the execution of this Agreement, Borrower will execute one or more UCC financing statements and any similar statements as may be required by applicable law, and will file such financing statements and all such similar statements in the appropriate location or locations. Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue any Security Interest. Lender may, at any time, and without further authorization from Borrower, file a carbon, photograph, facsimile, or other reproduction of any financing statement for use as a financing statement. Borrower will reimburse Lender for all expenses for the perfection, termination, and the continuation of the perfection of Lender's security interest in the Collateral. Borrower promptly will notify Lender of any change in Borrower's name including any change to the assumed business names of Borrower. Borrower also will promptly notify Lender of any change in Borrower's Employer Identification Number. Borrower further agrees to notify Lender in writing prior to any change in address or location of Borrower's principal governance office or should Borrower merge or consolidate with any other entity.

         COLLATERAL RECORDS. Borrower does now, and at all times hereafter shall, keep correct and accurate records of the Collateral, all of which records shall be available to Lender or Lender's representative upon demand for inspection and copying at any reasonable time. With respect to the Accounts, Borrower agrees to keep and maintain such records as Lender may require, including without limitation information concerning Eligible Accounts and Account balances and agings. With respect to Inventory and Work in Progress, Borrower agrees to keep and maintain such records as Lender may require, including without limitation records itemizing and describing the kind, type, quality and quantity of Inventory and Work in Progress, Borrower's costs and selling prices, and the monthly withdrawals and additions to Inventory and Work in Progress. The following is an accurate and complete list of all locations at which Borrower keeps or maintains business records concerning Borrower's Accounts, Inventory and Work in
         Progress: 1801 CALIFORNIA STREET, SUITS 295, DENVER, COLORADO 80202.

         COLLATERAL SCHEDULES. Concurrently with the execution and delivery of this Agreement, Borrower hall execute and deliver to Lender schedules of Accounts and Eligible Accounts, in form and substance satisfactory to the Lender. Thereafter Borrower shall execute and deliver to Lender such supplemental schedules of Eligible Accounts and such other matters and information relating to the Accounts as Lender may request.

         REPRESENTATIONS AND WARRANTIES CONCERNING ACCOUNTS. With respect to the Accounts, Borrower represents and warrants to Lender: (a) Each Account represented by Borrower to be an Eligible Account for purposes of this Agreement conforms to the requirements of the definition of an Eligible Account; (b) All Account information listed on schedules delivered to Lender will be true and correct, subject to immaterial variance; and (c) Lender, its assigns, or agents shall have the right at any time and at Borrower's expense to inspect, examine, and audit Borrower's records and to confirm with Account Debtors the accuracy of such Accounts.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender as of the date of this Agreement and as of the date of each disbursement of Loan proceeds:

         ORGANIZATION. Borrower is a corporation which is duly organized, validly existing, and in good standing where incorporated. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower also is duly qualified as a foreign corporation and is in good standing in all states in which the failure to so qualify would have a material adverse effect on its businesses or financial condition.

         AUTHORIZATION. The execution, delivery, and performance of this Agreement and all Related Documents by Borrower, to the extent to be executed, delivered or performed by Borrower, have been duly authorized by all necessary action by Borrower within two (2) days after the date of this Agreement; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its articles of incorporation, operating agreement, or any other agreement or other instrument binding upon Borrower or (b) any law, governmental regulation, court decree, or order applicable to Borrower.

         FINANCIAL INFORMATION. Each financial statement of Borrower supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

         LEGAL EFFECT. This Agreement constitutes, and any instrument or agreement required hereunder to be given by Borrower when delivered will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

         PROPERTIES. Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower's properties free and clear of all Security interests, and has not executed any security documents or financing statements relating to such properties except those executed with First Interstate Bank prior to this Agreement. All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used, or filed a financing statement under, any other name for at least the last five (5) years.

         LITIGATION AND CLAIMS. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

         TAXES. To the best of Borrower's knowledge, all tax returns and reports of Borrower that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

         LIEN PRIORITY. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interest on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loan and Note, that would be prior or that may in any way be superior to Lender's Security Interests and rights in and to such Collateral.

         BINDING EFFECT. This Agreement, the Note and all Security Agreements directly or indirectly securing repayment of Borrower's Loan and Note are binding upon Borrower as well as upon Borrower's, successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

         COMMERCIAL PURPOSES. Borrower intends to use the Loan proceeds solely for business or commercial related purposes.

         EMPLOYEE BENEFIT PLANS. Each employee benefit plan as to which Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event nor Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan, (ii) Borrower has not withdrawn from any such plan or initiated steps to do so, and (iii) no steps have been taken to terminate any such plan.

         INVESTMENT COMPANY ACT. Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         PUBLIC UTILITY HOLDING COMPANY ACT. Borrower is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" or a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding company Act of 1935 as amended.

         Regulations G, T and U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of the Regulations G, T and U of the Board of Governors of the Federal Reserve System).

         Location of Borrower's Offices and Records. The chief place of business of Borrower and the office or offices where Borrower keeps its records concerning the Collateral in located at 1801 California Street, Suite 295, Denver, Colorado 80202.

         INFORMATION. All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

         SURVIVAL OF REPRESENTATION AND WARRANTIES. Borrower understands and agrees that Lender is relying upon the above representations and warranties in extending Loan Advances to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as Borrower's Loan and Note shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will:

         DEPOSIT ACCOUNTS. Borrower will maintain all material deposit accounts with Lender.

         EXPORT-IMPORT BANK OF THE U.S. GUARANTY. At the request of Lender, either orally or in writing, comply with any requirement imposed on Lender by the Export-Import Bank of the U.S. in connection with their Guaranty.

         LITIGATION. Promptly inform Lender in writing of (a) all material adverse changes in Borrower's financial condition, and (b) all litigation and claims and all threatened litigation and claims affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

         FINANCIAL RECORDS. Maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis and permit Lender to examine and audit Borrower's books and records at all reasonable times.

         FINANCIAL STATEMENTS. Furnish Lender with: (a) as soon as available, but in no event later than 120 days after the end of each fiscal year, Borrower's annual audited financial statements prepared as Form 10K for the year ended; (b) within 45 days after the end of each quarter, Borrower's quarterly financial statements prepared as Form 10-Q; (c) within 30 days after the end of each month, Borrower's internally prepared financial statements, accounts receivable aging and Borrowing Base Certificate in the form attached as Exhibit A; (d) within 45 days after the end of each month, Borrower's shipment and credit insurance premium paid report. All financial reports required to be provided under this Agreement shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

         RECONCILIATION AND OTHER STATEMENTS. The Borrower shall submit to the Lender monthly written inventory statements and accounts receivable reconciliation statements covering the collateral.

         ADDITIONAL INFORMATION. Furnish such additional information and statements, lists of assets and liabilities, aging of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's or Guarantors' financial condition and business operations as Lender may request from time to time.

         FINANCIAL COVENANTS AND RATIOS. Comply with the following covenants and ratios:

         Tangible Net Worth. Maintain a minimum Tangible Net Worth of not less than $9,500,000.00.

         Net worth Ratio. Maintain a ratio of Total Liabilities (less deferred revenue) to Tangible Net Worth of less than 1.75 to 1.00.

         Current Ratio.   Maintain a ratio of Current Assets to Current
                          Liabilities in excess of 1.3 to 1.00.

         Cash Flow Requirements. Maintain a positive cash flow at the end of each fiscal half.

For purposes of this Agreement and to the extent the following terms are utilized in this Agreement, the term "Tangible Net Worth" shall mean Borrower's total assets excluding all intangible assets (i.e., goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible items, but including leaseholds and leasehold improvements) less total Debt. The term "Debt" shall mean all of Borrower's liabilities. The term "Working Capital" shall mean Borrower's current assets, excluding prepaid expenses, less Borrower's, current liabilities. The term "Liquid Assets" shall mean Borrower's a cash on hand plus Borrower's receivables. The term "Cash Flow" shall mean net income after taxes, plus depreciation and amortization less any amounts of R&D capitalized on the balance sheet. Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

         FEES AND CHARGES. In addition to all other agreed upon fees and charges, pay the following: 1) any fees charged by the Export-Import Bank of the U.S. for providing its guarantee to Lender; 2) cost of an annual field examination, not to exceed $2,000.00 per year; 3) standard Letter of Credit fees as established by the International Division of Bank One, Boulder, N.A.

         INSURANCE. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be canceled or diminished without at least ten (10) days' prior written notice to Lender. In connection with all policies covering assets in which Lender holds or is offered a security for loans, Borrower will provide Lender with such loss payable or other endorsements as Lender may require.

         INSURANCE REPORTS. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the properties insured; (e) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and
(f) the expiration date of the policy.

         OTHER AGREEMENTS. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other creditor and notify Lender immediately in writing of any default in connection with any other such agreements.

         LOAN PROCEEDS. Use all Loan proceeds solely for Borrower's and its subsidiaries (as defined in the paragraph below entitled Subsidiaries and Affiliates) business operations, unless specifically consented to the contrary by Lender in writing.

         TAXES, CHARGES AND LIENS. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrowers properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (a) the legality of the same shall be contested in good faith by appropriate proceedings, and (b) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices. Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrower's properties, income, or profits.

         PERFORMANCE. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in all other instruments and agreements between Borrower and Lender in a timely manner, and promptly notify Lender if Borrower learns of the occurrence of any event which constitutes an Event of Default under this Agreement.

         OPERATIONS. Substantially maintain its present executive and management personnel; conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties charters, businesses and operations, including without limitation, compliance with the Americans With Disabilities Act and with all minimum funding standards and other requirements of ERISA and other laws applicable to Borrower's employee benefit plans.

         INSPECTION. The Borrower shall permit a representative of the Lender to make reasonable inspections at any time during normal business hours of the Borrower's facilities, activities, books and records, and cause its officers and employees to give full cooperation and assistance in connection therewith, so that Lender can determine whether the Borrower has maintained the Collateral Value at in accordance with the terms of this Agreement. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense. Information that the Lender obtains shall remain confidential and will not be disclosed to third parties.

         ADDITIONAL ASSURANCES. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

         NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

         CAPITAL EXPENDITURES. Make or contract to make capital expenditures, including leasehold improvements, in any fiscal year in excess of $900,000.00 during 1994 or $1,200,00.00 during 1995.

         INDEBTEDNESS AND LIENS. (a) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including capital leases, except debt to Renaissance Capital Partners II, Ltd. in the form of convertible debentures, short-term debt up to $500,000.00 incurred by Scientific Software-Intercomp (U.K.), Ltd. for working capital purposes or otherwise (b) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's assets, except for financing instruments sold in relation to Grantor sales or licensing of Grantor's proprietary software, or (c) sell with recourse any of Borrower's accounts, except to Lender and except liens for taxes not yet due or deposits or pledges in connection with or to secure payment of workmen's compensation, unemployment insurance or other social security or in connection with the good faith contest of any tax lien.

         CONTINUITY OF OPERATIONS. (a) Engage or enter into any agreement to engage in any business activities substantially different than those in which Borrower in presently engaged, or (b) cease or enter into any agreement to cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change ownership, dissolve or transfer or sell Collateral out of the ordinary course of business, or (c) pay any dividends on Borrower's stock (other than dividends payable in its stock and except tax distributions for Subchapter S corporations) or purchase or retire any of Borrower's outstanding shares with cash or (d) change or reduce the role and responsibilities of the current Chief Executive Officer and Chairman of the Board (Lender will consider at its discretion eliminating this covenant twelve months from closing).

         LOANS, ACQUISITIONS, INVESTMENTS AND GUARANTIES. (a) Make, or permit to exist, any investment, by loan, stock or security purchase or otherwise, in any subsidiary or other entity of any kind with a value in excess of $750,000.00, except in its existing subsidiaries as defined below in the paragraph entitled "Subsidiaries and Affiliates", and except investments in U.S. Government obligations or investment grade marketable securities, or (b) incur any obligation as surety or guarantor, except by indorsement of instruments for deposit, endorsement of financing instruments related to sales on Borrower's behalf or collection in the ordinary course of business and except for the guaranty of Borrower's Canadian subsidiary, IRDE, and its financing arrangement with the Export Development Corporation.

         SALE OF ASSETS. Dispose of, sell, lease or transfer all or substantially all of its assets, other than sales of inventory in the ordinary course of business.

         TRANSFER OF CONTROLLING EQUITY INTEREST. The Borrower shall not transfer, purchase or redeem, or permit any subsidiary to transfer or purchase, any shares of the Borrower's capital stock resulting in a controlling equity interest unless such transfer, purchase or redemption is effected solely from the proceeds of and within a reasonable time after the issuance to third parties by the Borrower or its subsidiary of capital stock which is in addition to the capital stock of the Borrower or its subsidiary, as the case may be, outstanding on the date of the Loan Agreement.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if:
(a) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (b) Borrower becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (c) there occurs a material adverse change in Borrower's financial condition in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; (d) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other loan with Lender.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA, Keogh, and trust accounts. Borrower authorizes Lender, to the extent permitted by applicable law to charge or setoff all sums, owing on the indebtedness against any and all such accounts. However, the Lender's right of setoff will be limited to Borrower's pro-rata share of any joint venture equity interest.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

         DEFAULT ON INDEBTEDNESS. Failure of Borrower to make any payment when due on the Loans.

         OTHER DEFAULTS. Failure of Borrower or any Grantor to comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents, or failure of Borrower to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lender and Borrower ten (10) days after receiving written notice from Lender demanding cure of such default. If the cure requires more than ten (10) days, Borrower shall immediately initiate steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter shall continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

         DEFAULT IN FAVOR OF THIRD PARTIES. Should Borrower or any Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

         FALSE STATEMENTS. Any warranty, representation, or statement made or furnished to Lender by or on behalf of Borrower or any Grantor under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished.

         DEFECTIVE COLLATERALIZATION. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any Security Agreement to create a valid and perfected Security interest) at any time and for any reason.

         INSOLVENCY. Any dissolution or termination of Borrower's existence as a going business, insolvency, appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

         CREDITOR OR FORFEITURE PROCEEDING. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower, any creditor of any Grantor against any collateral securing the indebtedness, or by any governmental agency. This includes a garnishment, attachment, or levy on or of any of Borrower's deposit accounts with Lender.

         CHANGE IN OWNERSHIP. Any single change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, all commitments and obligations of Lender under this agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make Loan Advances or disbursements), and, at Lender's option, all Loans immediately will become due and payable except that in the case of an Event of Default of the type described in the "insolvency" subsection above, such acceleration shall be automatic and not optional.

NOTICE IN EVENT OF FILING OF ACTION FOR DEBTOR'S RELIEF. The Borrower shall promptly notify the Lender in writing of the occurrence of any of the following: (1) the Borrower begins or consents in any manner to any proceeding or arrangement for its liquidation in whole or in Part or to any other proceeding or arrangement whereby any of its assets are subject generally to the payment of its liabilities or where by any receiver, trustee, liquidator or the like is appointed for it or any substantial part of its assets (including without limitation the filing by the Borrower of a petition for appointment as a debtor-in-possession under Title 11 of the U.S. Code); (2) the Borrower fails to obtain the dismissal or stay on appeal within thirty (30) calendar days of the commencement of any proceeding arrangement referred to in (1) above; (3) the Borrower begins any other procedure for the relief of financially distressed or insolvent debtors, or such procedure has been commenced against it, whether voluntarily or involuntarily, and such procedure has not been effectively terminated, dismissed or stayed within thirty (30) calendar days after the commencement thereof, or (4) the Borrower begins any procedure for its dissolution, or a procedure therefore has been commenced against it.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

         AMENDMENTS. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

         APPLICABLE LAW. This Agreement has been delivered to Lender and accepted by Lender in the State of Colorado. if there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Boulder County, the State of Colorado. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

         CAPTION HEADINGS. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

         MULTIPLE PARTIES. All obligations of Borrower under this Agreement shall be joint and several, and all references to Borrower shall mean each and every Borrower. This means that each of the persons signing below is responsible for all obligations in this Agreement.

         COSTS AND EXPENSES. Borrower agrees to pay upon demand all of Lender's out-of-pocket expenses, including reasonable attorneys' fees, incurred in connection with the preparation, execution, enforcement and collection of this Agreement or in connection with the Loans made pursuant to this Agreement. Lender may pay someone else to help collect the Loans and to enforce this Agreement, and Borrower will pay that amount. This includes, subject to any limits under applicable law, Lender's attorney's fees and Lender's legal expenses, whether or not there is a lawsuit, including attorney's fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law.

         NOTICES. All notices required to be given under this Agreement shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by Applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address(es).

         SEVERABILITY. If a court of competent jurisdiction finds any provision of the Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

         SUBSIDIARIES AND AFFILIATES. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used herein shall include all subsidiaries of Borrower, with the exception of its Canadian subsidiary, IRDE. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any subsidiary of Borrower.

         SUCCESSORS AND ASSIGNS. All covenants and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

         SURVIVAL. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Related Documents, regardless of any investigation made by Lender or on Lender's behalf.

         Time is of the Essence. Time is of the essence in the performance of this Agreement.

         Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower or of any Grantor as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT, AND BORROWER AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AS OF SEPTEMBER 20, 1994.

BORROWER:

SCIENTIFIC SOFTWARE-INTERCOMP, INC.
a Colorado Corporation

By: ___________________________________________
    Ronald J. Hottovy, Vice President/Secretary

LENDER:

BANK ONE, BOULDER, N.A.

By: /s/ ERIC R. LONG
    -------------------------------------------
    Eric R. Long, Assistant Vice President

                                   Exhibit A

             BORROWING BASE CERTIFICATE & CERTIFICATE OF COMPLIANCE
                                       of
                      SCIENTIFIC SOFTWARE-INTERCOMP, INC.

                      As Of The Period Ending ____________

A.       EXPORT LINE BORROWING BASE

                 Foreign Accounts Receivable:
                          *Borrower-Credit Insured
                                                                                  ------------
                          *Borrower-L/C Backed
                                                                                  ------------
                          *Borrower-Int'l Fin. Inst. Account
                                                                                  ------------
                           SSI-UK-Credit Insured
                                                                                  ------------
                           SSI-UK-L/C backed
                                                                                  ------------
                           SSI-UK-Int'l Fin. Inst. Account
                                                                                  ------------

                                                                                                     -----------
                 Exclusions per Agreement
                          A/R over 150 days from invoice                          (           )
                                                                                   -----------
                          Disputed A/Rs                                           (           )
                                                                                   -----------
                          Doubtful Value A/Rs                                     (           )
                                                                                   -----------
                          No first lien on A/R                                    (           )
                                                                                   -----------
                          Uninsured Foreign A/Rs                                  (           )
                                                                                   -----------

                                                                                                     -----------
                 Export Borrowing Base                                            x 90% =
                                                                                                     -----------
                          Less:
                          Export Line Outstandings                                (           )
                                                                                   -----------
                          Export USD L/C's                                        (           )
                                                                                   -----------
                          Export For. Currency L/C's (+20%)                       (           )
                                                                                   -----------
                          Excess/Deficit Borrowing Base
                                                                                                     -----------

B)       DOMESTIC LINE BORROWING BASE

                 **Domestic Accounts Receivable:

                          Exclusions per Agreement
                                  A/R over 150 days from invoice                  (           )
                                                                                   -----------
                                  Disputed A/Rs                                   (           )
                                                                                   -----------
                                  Doubtful Value A/Rs                             (           )
                                                                                   -----------
                                  No first lien on A/R                            (           )
                                                                                   -----------
                                  Uninsured Domestic A/Rs                         (           )
                                                                                   -----------

                                                                                                     -----------
                          Domestic Borrowing Base                                 x 85% =
                                                                                                     -----------
                                  Less:
                                  Domestic Line Outstandings                      (           )
                                                                                   -----------
                                  Domestic L/C's                                  (           )
                                                                                   -----------
                                  Excess/Deficit Borrowing Base
                                                                                                     -----------

Notes
*Includes accounts of Borrower and all subsidiaries except of IRDE and SSI-UK. **Includes accounts of Borrower and U.S. subsidiaries.

FINANCIAL COVENANT COMPLIANCE

Covenant                                       Required                             Actual
--------                                       --------                             ------
Tangible Net Worth                             Greater than $9,500,000
                                                                                  ------------
Debt/Tangible Net Worth                        Less than 1.75:1
                                                                                  ------------
Current Ratio                                  Greater than 1.3:1
                                                                                  ------------
Cash Flow                                      Positive
                                                                                  ------------
                                               each fiscal half

The undersigned further certifies that (a) Borrower is in compliance with all of the covenants contained in the Agreement, and (b) there has been no Event of Default under the Agreement which has not been cured or waived, and no Potential Default has occurred.

By:
   --------------------------------------------

Title:
      -----------------------------------------

Date:
     ------------------------------------------

                                  EXHIBIT "B"

                                                      September 29, 1994

                             TRANSACTION ATTACHMENT

         Set forth below are the specific terms and conditions of the Guarantee Agreement, identified as Guarantee No. AP068039XX, the General Terms and Conditions of which have been signed by the Lender named below and Eximbank.

(1)      Lender's Name and Address:

         Bank One, Boulder, NA
         Boulder Banking Center
         1800 Broadway
         Boulder, CO 80302-5246

(2)      Borrower's Name and Address:

         Scientific Software-Intercomp, Inc.
         1801 California Street, Suite 295
         Denver, CO 80202-2699

(3) Guarantors, Names and Addresses (The guarantee shall be valid and enforceable, of payment and not of collection; if more than one guarantor, their obligations shall be joint and several):

         Intercomp Resource Development & Engineering, (Canada) Ltd. Sandman Center
         840 7th Avenue, SW, Suite 1000
         Calgary, Alberta T2P 3G2

         Scientific Software Intercomp (U.K.) Ltd.
         Monarch House
         Crabtree Office Village
         Eversly Way, Egham
         Surrey TW20 BRY
         United Kingdom

         Scientific Software - Texas, Inc.
         10333 Richmond Ave. - Suite 1000
         Houston, TX 77042

         SSI - Bethany, Inc.
         10333 Richmond Ave. - Suite 1000
         Houston, TX 77042

(4)      The Items to be financed under the Eximbank guaranteed Loan:

         A. The Items: Proprietary software, computer hardware and consulting services.

         B. Are Performance Guarantees to be used (e.g. bid bonds, performance bonds, surety bonds, stand-by letters of
                 credit)?         Yes      x       ;        No
                                      -------------             ---------------

(5)      Loan Amount, Disbursement Rates, Terms and Conditions:

         A.      Loan Amount: $4,500,000

         B. Disbursement Rates: Disbursements under the Loan shall be made in accordance with the following rates, terms and conditions:

                 1. Inventory: Seventy-five (75) percent of the value of the Borrower's eligible exportable inventory located in the United States, valued at the lower of wholesale cost or market value (including work-in-process valued at the percentage of contract completion minus the Borrower's profit); and

                 2. Receivables: Ninety (90) percent of the value of the Borrower's eligible export receivables (i.e., not more than ninety (90) days after the customer's acceptance nor more than 150 days after invoice or shipment, whichever occurs earlier).

         C.      Disbursement Terms and Conditions:

                 (1) Disbursements may only be made against firm written export sales contracts and firm written export purchase orders.

                 (2) Disbursements may be made for the purpose of opening letters of credit which shall serve as performance, bid or advance payment guarantees. Additionally, these letters of credit may be issued for projects that will exceed twelve months in duration with the prior written consent of Eximbank.

                 (3) Disbursements may be made against certain receivables of the Borrower's foreign subsidiaries in the United Kingdom and Canada subject to Eximbank's prior written approval. In this regard, the Lender shall perfect and maintain valid and enforceable first priority security interests in accordance with the laws of the United Kingdom or Canada, as applicable, in all such receivables generated by these foreign subsidiaries and all the proceeds therefrom.

                 (4) Eligible exportable inventory shall specifically exclude software and consist of computer hardware products associated with an export transaction.

(6)      Security Interests in the Collateral

                 First Priority in the following:

                 All Exportable Inventory          All Export Receivables

                 Other Security:

                 Proprietary Computer Software (Shared with Bank One, Boulder, N.A.; on a pro-rata basis, based on the respective outstanding loan balances at the time of default, comparing the balance on Eximbank's Guaranteed Loan versus the balance on Bank One, Boulder, N.A.'s domestic revolving working capital loan with the Borrower).

(7) Terms of Sales: All export sales financed with the Loan shall be on one of the following terms: (i)irrevocable letters of credit; (ii) insured through Eximbank Export Credit Insurance or an insurance agency approved by Eximbank; or (iii) funded by a multilateral institution.

(8)      Lender's Interest Rate: Bank One, Boulder, N.A. Prime Rate

(9)      Facility Fee: None*

         *Note: The fee of $67,500 for a full 12-month Availability period on a Loan Amount of $4,500,000 was paid to Eximbank by First Interstate Bank of Denver, N.A. on 2/8/94 for the original Guarantee no. AP066827XX. That fee covers the fee for the remainder of the Availability period for this replacement Guarantee (AP068039XX) which expires on February 1, 1995.

(10)     Special Conditions: (See attached.)

(11)     Availability Date: February 1, 1995.

(12)     Country Limitations: (See attached.)

                        SPECIAL CONDITIONS: (AP068039XX)

1. Cross Default. The Lender and the Borrower shall enter into a loan agreement for the Loan which shall include a provision stating that an event of default has occurred under the Loan if the Borrower fails to pay when due any amount payable to the Lender under any non-Eximbank guaranteed loan to the Borrower. It shall further state that, in the event of default under the Loan, Eximbank shall have the right to: (i) direct the Lender to accelerate the maturities of the Loan; and (ii) request that the Lender accelerate the maturities of any of the Borrower's non-Eximbank guaranteed loans.

2. Assignment of Eximbank Export Credit Insurance Policy Proceeds. An assignment of the proceeds of the Eximbank Export Credit Insurance policy ("Eximbank Policy") opened by the Borrower shall be executed in favor of the Lender for the benefit of the Loan. The proceeds of any such assignment paid to the Lender shall be applied first towards reducing any amount then outstanding under the Loan. The Lender shall require that the Borrower notify the Lender and Eximbank in writing immediately upon the event of an occurrence under the Eximbank Policy. Thereafter, the Lender shall not make any further Disbursements to the Borrower under the Loan without the prior written approval of Eximbank.

3. Performance Guarantees. The terms of any and all bid bonds, performance bonds, surety bonds, insurance bonds and standby letters of credit ("Performance Guarantee,,) are subject to Eximbank's prior approval as a condition to their being covered by the Guarantee Agreement. Eximbank's Guarantee shall be null and void ab initio with respect to any Performance Guarantee which terms conflict with the terms and conditions of Eximbank's Guarantee.

4. Subordinated Non-Eximbank Debt. The Lender shall obtain a written undertaking from Renaissance Capital Partners II, Ltd. and the Borrower stating that repayment of the principal of the loans owed by the Borrower to Renaissance Capital Partners II, Ltd. shall be subordinated to repayment by the Borrower of all amounts due and outstanding under the Loan.

5. The Loan may not be used to service any of the Borrower's pre-existing or future indebtedness unrelated to the Loan. As a condition precedent to the first Disbursement, the Lender shall obtain a written undertaking from the Borrower stating that the Loan shall not be utilized for the purpose of servicing any of the Borrower's pre-existing or future indebtedness unrelated to the Loan. Notwithstanding the foregoing, the first Disbursement on the Loan may be used to support a single domestic letter of credit, with First Interstate Bank of Denver, N.A.(FIBD) as beneficiary, which will, in turn, support six (6) export related standby letters of credit issued by FIBD under Eximbank guarantee no.

         will, in turn, support six (6) export related standby letters of credit issued by FIBD under Eximbank guarantee no. AP066827XX. See Special Condition no. 6 below.

6. Domestic Letter of Credit. The Lender may utilize the Loan to issue a domestic letter of credit ("DLC") for the benefit of the First Interstate Bank of Denver. Eximbank acknowledges that the DLC is being issued to support the following six export related standby letters of credit issued by FIBD under Eximbank guarantee no. AP066827XX:

                 Standby L/C                                     Expiry
                 -----------                                     ------
                 1. U.S. $7,000                                  12/26/94
                 2. U.S. $50,000                                 12/07/94
                 3. U.S. $4,800                                  12/31/94
                 4. U.S. $10,000                                 12/26/94
                 5. U.S. $20,000                                  1/31/95
                 6. British Pounds 132,500                        7/30/95

         Eximbank acknowledges that the DLC issued by the Lender will have individual expiry dates falling five days after each of the respective expiry dates listed here.

7. Letter from Previous Lender. Concurrent with the first Disbursement of the Loan, the First Interstate Bank of Denver, N.A. (FIBD) shall provide a letter to Eximbank and the Lender indicating that the loan covered by Guarantee no. AP066827XX has been paid in full, that the security interests obtained by FIBD in the Borrower's assets in the United States and its foreign subsidiaries' assets in the United Kingdom and Canada (as applicable) have been released and the related Guarantee has been canceled.

8. Lender's Account. Section 4(j) "Lender's Account" of the Guarantee Agreement is hereby deleted. Instead of a restricted account, the lender shall utilize a regular operating account. Proceeds from export sales generated by the united Kingdom and Canadian subsidiaries of SSI shall be deposited into an operating account set up by the Lender in each country and the funds from these accounts shall be remitted to the Lender in the United States on a monthly basis.

9. Transfer of Controlling Equity Interest. The language of Section 5(j), "Transfer of Controlling Equity Interest", of the Guarantee Agreement is hereby amended so that the clause "any shares of the borrower's capital stock unless such transfer" is replaced with "any shares of the Borrower's capital stock resulting in a transfer in controlling equity interest unless such transfer".

10.      Assignment of Letter of Credit Proceeds. Section 5(k)

         "Assignment of Letter of Credit Proceeds" of the Guarantee Agreement is hereby deleted.

11. Assignment of Contract Proceeds. Section 5(1) "Assignment of Contract Proceeds" of the Guarantee Agreement is hereby deleted.